Exhibit 99.1

GUIDEWIRE SOFTWARE ANNOUNCES TRANSITION PROCESS IN EXECUTIVE LEADERSHIP

Affirms Fiscal First Quarter Total Revenue At High End Or Above Previously Guided Range

Company Closes Acquisition of Cyence

FOSTER CITY, Calif., November 1, 2017 – Guidewire Software, Inc. (NYSE: GWRE), a provider of software products to Property & Casualty insurers, today announced a transition in its sales and operations leadership, and affirmed the previously announced total revenue guidance for results of the first quarter ended October 31, 2017. In addition, the company announced the closure of its previously announced acquisition of Cyence.

Executive Transition

Guidewire announced that Scott Roza, Chief Business Officer, is stepping down from that position as of today in order to pursue other career opportunities, with a planned departure from the company effective at calendar year end. In connection with Mr. Roza’s departure, Steve Sherry, Senior Vice President of Worldwide Sales and a 12-year veteran of Guidewire, has been promoted to Chief Sales Officer. As well, Eileen Maier has been promoted to Chief Business Officer. Ms. Maier has been with Guidewire for 12 years, and her most recent role was Senior Vice President, Solution Consulting and Go to Market Delivery. In recognition of the importance of the growth of the company’s cloud solutions, Guidewire also promoted Alex Naddaff, a 14-year veteran of the company, to Chief Cloud and Customer Success Officer from Chief Customer Officer.

“I am grateful for Scott’s contributions to Guidewire’s success over the past 4 years, as well as his willingness to remain with our company until the end of the calendar year in order to ensure a smooth transition process,” said Marcus Ryu, chief executive officer, Guidewire Software. “As we move forward, I am highly confident that our sales and operations leadership team will continue to execute at a high level. Our newly promoted team has worked together at Guidewire for over a decade and they collectively have a proven track record of delivering strong results. I congratulate Steve, Eileen and Alex on their promotions, and wish Scott the best of luck as he pursues new endeavors.”

The company is still early in its quarter close process, but based on preliminary data affirms that it will be at the high end or above its previously announced total revenue guidance range for the first fiscal quarter, as provided in its earnings release on September 6, 2017, a copy of which can be found on its investor relations website at http://ir.guidewire.com.

Cyence Acquisition Closes

Guidewire announced today that it closed its previously-announced acquisition of Cyence, providing Guidewire with cloud-based data listening and risk analytics technology that enables the P&C insurance industry to grow by underwriting new and evolving risks such as cyber risk that have gone underinsured or uninsured. In conjunction with the acquisition, Guidewire has named Arvind Parthasarathi, previously Chief Executive Officer of Cyence, as Senior Vice President, Cyence Risk Analytics. Cyence products will be showcased at Connections 2017, Guidewire’s annual user conference, which will be held November 13-16 in Las Vegas and has drawn a record number of RSVPs. Arvind Parthasarathi will be a main stage speaker and Cyence will have separate breakout sessions at the conference.

About Guidewire Software

Guidewire delivers the software that Property & Casualty (P&C) insurers need to adapt and succeed in a time of rapid industry change. We combine three elements – core operations, data and analytics, and digital engagement – into a technology platform that enhances insurers’ ability to engage and empower their customers and employees. More than 300 P&C insurers around the world have selected Guidewire products. For more information, please visit www.guidewire.com. Follow us on twitter: @Guidewire_PandC.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Guidewire’s financial outlook and first quarter revenue performance, the performance of its leadership team, sales trends and opportunities, and timing of financial results. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by Guidewire from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for Guidewire’s software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to Guidewire’s revenue recognition may cause significant fluctuations in its results of operations and cash flows; Guidewire’s reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of its revenues; Guidewire’s services revenues produce lower gross margins than its license and maintenance revenues; assertions by third parties that Guidewire violates their intellectual property rights could substantially harm Guidewire’s business; Guidewire faces intense competition in its market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; Guidewire’s product development and sales cycles are lengthy; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The management of the company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Relations Contact:

Garo Toomajanian

ICR, LLC

+1 (650) 357 5282

ir@guidewire.com

or

Media Contact:

Diana Stott

Guidewire Software, Inc.

+1 (650) 356 4941

dstott@guidewire.com

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NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, Guidewire BillingCenter, are registered trademarks of Guidewire Software, Inc. in the United States and/or other countries.